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                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

          Registration Rights Agreement, dated as of July 20, 2004 (this "AGREEMENT"), by and among the following:

          (i)     iPCS, Inc., a Delaware corporation (the "COMPANY");

          (ii) AIG Annuity Insurance Company; AIG Life Insurance Company; AIG Retirement Services, Inc (f/k/a AIG Sun America, Inc.); SunAmerica Life Insurance Company; The Variable Annuity Life Insurance Company; VALIC Company II Strategic Bond Fund; SunAmerica Income Funds - SunAmerica High Yield Bond Fund; SunAmerica Series Trust - High Yield Bond Portfolio (Polaris); SunAmerica Income Funds - Sun America Strategic Bond Fund; and VALIC Company II High Yield Bond Fund (collectively and including Transferees, "AIG");

          (iii) SPCP Group, LLC; Silver Point Capital Fund, L.P.; and Silver Point Capital Offshore Fund, Ltd. (collectively and including Transferees, "SILVER POINT"); and

          (iv) Timothy M. Yager 2001 Trust, dated September 24, 2001 (including Transferees, "YAGER").

          WHEREAS, on February 23, 2003, the Company and its wholly owned subsidiaries, iPCS Wireless, Inc. and iPCS Equipment, Inc., filed a Chapter 11 bankruptcy petition in the United States Bankruptcy Court for the Northern District of Georgia (the "BANKRUPTCY COURT") for the purpose of effecting a court-administered reorganization;

          WHEREAS, on March 31, 2004, the Company filed its plan of reorganization with the Bankruptcy Court, which plan was amended on April 16, 2004 and on May 26, 2004 (as amended, the "PLAN OF REORGANIZATION");

          WHEREAS, the Plan of Reorganization provides, among other things, that upon confirmation thereof by the Bankruptcy Court, certain existing senior discount notes of the Company will be cancelled and the holders of such senior discount notes, including AIG, Silver Point and Yager (collectively, the "INITIAL INVESTORS"), will receive shares of common stock, par value $.01 per share, of the Company (the "COMMON STOCK") on a pro rata basis;

          WHEREAS, on July 8, 2004, the Bankruptcy Court confirmed the Plan of Reorganization;

          WHEREAS, simultaneously with the execution of this Agreement, the order of the Bankruptcy Court confirming the Plan of Reorganization and the transactions contemplated thereby becomes effective;

          WHEREAS, as a result of the confirmation of the Plan of Reorganization, the Initial Investors are receiving newly issued shares of Common Stock; and

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          WHEREAS, the Company has agreed to provide the Investors (as defined below) with certain registration rights with respect to their Registrable Securities (as defined below), upon the terms and subject to the conditions set forth herein.

          NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties, the Company and each Investor intending to be legally bound, hereby agree as follows:

          1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          "BANKRUPTCY CODE" shall mean Title 11 of the United States Code.

          "COMMON STOCK EQUIVALENTS" shall mean any shares of stock, warrants, rights, calls, options, debt or other securities exchangeable or exercisable for or convertible into shares of Common Stock.

          "EFFECTIVE DATE" shall have the meaning set forth in the Plan of Reorganization.

          "INVESTORS" shall mean the Initial Investors and the Transferees, in each case, so long as each such person holds Registrable Securities.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

          "REGISTRABLE SECURITIES" shall mean any shares of Common Stock owned by any stockholder of the Company, any shares of Common Stock which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification and any shares of Common Stock owned or to be acquired upon conversion, exercise or exchange of Common Stock Equivalents. As to any particular shares of Common Stock, such shares of Common Stock shall cease to be Registrable Securities when (a) they have been distributed to the public pursuant to an offering registered under the Securities Act, (b) they have been sold to the public through a broker, dealer or market-maker in compliance with Rule 144 under the Securities Act (or any successor or similar provision then in force),
     (c) they may be sold or transferred pursuant to Rule 144(k) under the Securities Act (or any successor or similar provision then in force) without restrictions or (d) such security has ceased to be outstanding.

          "REGISTRATION EXPENSES" shall mean all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all SEC, Nasdaq Stock Market and other stock exchange, automated quotation system or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), rating agency fees,

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     printing expenses, messenger, telephone and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or market system on which similar securities issued by the Company are then listed, fees and expenses of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit and "cold comfort" letters required by or incident to such performance and compliance), securities laws liability insurance (if the Company so desires), the fees and disbursements of underwriters (including, without limitation, all fees and expenses of any "qualified independent underwriter" required by the rules of the NASD) customarily paid by issuers, the expenses customarily borne by the issuers of securities in a "road show" presentation to potential investors, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, the fees and disbursements of one counsel for the Selling Investors (which counsel shall be selected by a majority of aggregate amount of outstanding Registrable Securities included in any registration) (the "PARTICIPATING INVESTORS' COUNSEL") and fees and expenses of other persons retained by the Company (but not including any Selling Expenses).

          "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

          "SELLING EXPENSES" shall mean any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by any Selling Investor, all fees and disbursements of any Selling Investor's counsel (other than the Participating Investors' Counsel) and all other out-of-pocket expenses of any Selling Investor (other than Registration Expenses).

          "SELLING INVESTOR" shall mean any Investor whose Registrable Securities are to be sold and distributed to the public pursuant to a registration of such Registrable Securities under the Securities Act as provided in this Agreement.

          "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company filed pursuant to the provisions of SECTION 2 hereof for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all documents incorporated or deemed to be incorporated by reference therein.

          "TRANSFEREE" shall mean any person holding Registrable Securities as a result of a transfer or assignment of Registrable Securities to that person by an Investor in accordance with SECTION 8(f) below.

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          2.      SHELF REGISTRATION.

          (a) FILING OF SHELF REGISTRATION. The Company shall prepare and, prior to the date that is twenty (20) days after the Effective Date (the "SHELF DATE"), file a Shelf Registration Statement covering all of the Registrable Securities owned by the Investors.

          (b) EFFECTIVENESS. The Company will use its commercially reasonable efforts to cause the Shelf Registration Statement to be effective not later than ninety (90) days after the Shelf Date. The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required under the Securities Act in order to permit the prospectus forming a part thereof to be usable for the period beginning on the date on which the Shelf Registration Statement is declared effective and ending the earliest to occur of: (i) the second anniversary of the date the Shelf Registration Statement is declared effective and (ii) such date as all of the shares of Common Stock included in the Shelf Registration Statement cease to be Registrable Securities.

          (c) SUSPENSION. The Company shall have the right, exercisable on not more than one occasion in any twelve (12) month period, from time to time to postpone or suspend (but not for a period exceeding 30 days in the aggregate in any twelve (12) month period) the filing or effectiveness of a Shelf Registration Statement if the Company's Chief Executive Officer or Chief Financial Officer determines, in his or her good faith judgment (evidenced by an officer's certificate), that such registration and offering or continued effectiveness would reasonably be expected to (i) interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries, including, without limitation, the negotiation of modifications to the Company's affiliation agreements with Sprint PCS (collectively, a "MATERIAL EVENT") or (ii) require public disclosure of a Material Event prior to the time such disclosure might otherwise be required. As promptly as reasonably practicable, the Company shall advise each Selling Investor of the exercise of its right to postpone or suspend the Shelf Registration Statement (but not the nature of or details concerning such exercise) pursuant to this SECTION 2(c). Promptly upon the abandonment, consummation, or termination of the Material Event or the public disclosure of the Material Event, the suspension of the use of the Shelf Registration Statement pursuant to this SECTION 2(c) shall cease and the Company shall promptly comply with SECTION 6 hereof and notify the Investors that disposition of the Registrable Securities may be resumed under the Shelf Registration Statement. Each Investor hereby covenants and agrees that it will not dispose of any Registrable Securities pursuant to the Shelf Registration Statement during the periods for which sales under the Shelf Registration Statement have been suspended as set forth above or until such earlier time as the Company shall have notified the Investors in writing that sales may resume under the Shelf Registration Statement.

          3.      DEMAND REGISTRATION.

          (a) REQUEST BY AN INVESTOR. At any time following the expiration of the effectiveness of the Shelf Registration Statement, any Investor (other than Yager) may make a written request for registration under the Securities Act of all or any part of such Investor's Registrable Securities having a minimum value of $15 million at the time of the written request (a "DEMAND REGISTRATION"). Such request shall specify the amount of Registrable Securities

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requested to be registered by such Investor and the intended method of disposition thereof. Promptly after receipt of such request, the Company shall
(i) notify all of the Investors that such a written request has been received and that they have the right to include their Registrable Securities in such registration and (ii) use commercially reasonable efforts to effect the registration under the Securities Act of all or part of such Registrable Securities as are specified in such request, together with all or part of such Registrable Securities joining in such request as are specified in a written request received by the Company within fifteen (15) days after the receipt of the Company's notice by the Investors. The Selling Investors and the Company shall consult with one another at the beginning of, and throughout, the registration process to coordinate the timing of the proposed offering, among other things, with respect to the existence of any material business combination discussions that may be ongoing.

          (b) PRIORITY IN DEMAND REGISTRATIONS. If a Demand Registration involves an underwritten offering and the managing underwriter advises the Company and the Selling Investors in writing that, in its opinion, the number of securities requested to be included in such registration by all other Selling Investors who have the right to include Registrable Securities in any such registration and any securities to be issued by the Company exceeds the largest number of securities which can be sold without reasonably expecting to have an adverse effect on such offering, including the price at which such securities can be sold, the number of such securities to be included in such registration shall be reduced to such extent, and the Company shall include in such registration such maximum number of securities as follows:

                  (1) FIRST, up to the full number of the Registrable Securities requested to be included in such registration by the Investor that initiated such Demand Registration (the "INITIATING INVESTOR");

                  (2) SECOND, to the extent that the number of Registrable Securities which the Initiating Investor requested to be included in such registration is less than the number of equity securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, up to the full number of the Registrable Securities requested to be included in such registration by Investors (other than Yager) (the "NON-INITIATING INVESTORS"), PROVIDED that if such number is less than the full number of such Registrable Securities that are so requested to be included in such registration by the Non-Initiating Investors, such number shall be allocated pro rata among the Non-Initiating Investors on the basis of the relative number of Registrable Securities each Non-Initiating Investor has requested to be included in such registration (with any number in excess of such Non-Initiating Investor's request being reallocated among the Non-Initiating Investors in a like manner);

                  (3) THIRD, to the extent that the number of Registrable Securities which the Initiating Investor and the Non-Initiating Investors have requested to be included in such registration is less than the number of equity securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, up to the full number of the Registrable Securities requested to be included in such registration by Yager; and

                  (4) FOURTH, up to the full amount of the securities which the Company proposes to sell for its own account.

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Each Selling Investor shall have the right to exclude its Registrable Securities from any underwritten Demand Registration if such Registrable Securities cannot be sold in such offering within a price range acceptable to such Selling Investor.

          (c) NUMBER AND TIMING OF DEMAND REGISTRATIONS. AIG and its Transferees shall be entitled to request, in the aggregate, two (2) Demand Registrations. Silver Point and its Transferees shall be entitled to request, in the aggregate, two (2) Demand Registrations. In any event, no more than two (2) requests for a Demand Registration shall be permitted in any twelve (12) month period and the Company shall not be required to effect a Demand Registration until a period of 180 days shall have elapsed from the date on which the distribution of Registrable Securities under any previous Demand Registration has been completed. A Demand Registration shall not be deemed to have been requested by the Initiating Holder for purposes of this SECTION 3(c) if such request has been withdrawn by the Initiating Holder and the Initiating Holder shall have elected to pay all Registration Expenses of the Company in connection with such withdrawn request.

          (d)     POSTPONEMENTS IN DEMAND REGISTRATIONS.

                  (1) If, upon receipt of a request for a Demand Registration, the Company is advised in writing by a nationally recognized investment banking firm selected by the Company that, in such firm's opinion, a registration by the Company at the time and on the terms requested would adversely affect any public offering of securities of the Company (other than in connection with employee benefit and similar plans) (a "COMPANY OFFERING") with respect to which the Company has commenced preparations for a registration prior to the receipt of the request for a Demand Registration and the Company furnishes Selling Investors with a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company to such effect (the "OFFER DELAY NOTICE") promptly after receipt of such request, the Company shall not be required to effect a Demand Registration until the earliest of (A) ninety (90) days after the completion of such Company Offering, (B) promptly after the abandonment of such Company Offering or (C) ninety (90) days after the date of the Offer Delay Notice.

                  (2) If, upon receipt of a request for a Demand Registration or while a request for a Demand Registration is pending, the Company's Chief Executive Officer or Chief Financial Officer determines, in his or her good faith judgment (evidenced by an officer's certificate), that such registration and offering or continued effectiveness would reasonably be expected to (i) interfere with a Material Event or (ii) require public disclosure of a Material Event prior to the time such disclosure might otherwise be required, and the Company provides Selling Investors written notice (the "TRANSACTION DELAY NOTICE") thereof (but not the nature of or details concerning such determination) promptly after the Company makes such determination, which shall be made promptly after the receipt of any request, the Company shall not be required to effect a Demand Registration until the earlier of (A) the date upon which such Material Event is disclosed to the public or ceases to be material or
(B) thirty (30) days after Selling Investors' receipt of such Transaction Delay Notice.

          (e) SELECTION OF UNDERWRITERS. If in any Demand Registration Selling Investors request that such registration shall be in the form of an underwritten offering, such offering shall be an underwritten offering and the Company, in consultation with the Selling

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Investors, shall have the right to select any investment banker and manager or co-managers to administer the offering (subject to the approval of the Selling Investors (such approval not to be unreasonably withheld)). The Company shall (together with Selling Investors) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting, as well as all other documents customary in similar offerings, including, without limitation, underwriting agreements, custody agreements, powers of attorney, and indemnification agreements.

          4.      PIGGYBACK REGISTRATION.

          (a) RIGHTS TO INCLUDE REGISTRABLE SECURITIES. If the Company proposes to register (other than pursuant to SECTIONS 2 or 3 hereof) any of its equity securities under the Securities Act in a primary or secondary public offering (other than a Form S-8 or Form S-4), then the Company will each such time, subject to the provisions of SECTION 4(b) hereof, give prompt written notice to each Investor of its intention to do so and of such Investor's rights under this SECTION 4, at least twenty (20) business days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer each Investor the opportunity to include in such registration statement such number of Registrable Securities as such Investor may request, subject to the provisions of SECTION 4(b) hereof. Upon the written request of such Investor (each such Investor, a "REQUESTING INVESTOR") made within ten (10) days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities to be disposed of by such Requesting Investor), subject to the provisions of SECTION 4(b) hereof, the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Requesting Investor to the extent required to permit the disposition of the Registrable Securities so to be registered; PROVIDED that (i) if the public offering is underwritten, such Requesting Investor must sell the number of its Registrable Securities to the underwriters selected by the Company at the same price and subject to the terms of a customary underwriting agreement (except that indemnification obligations of such Requesting Investor shall be limited to those obligations set forth in
SECTION 7 hereof); and (ii) if, at any time after giving written notice of its intention to register any securities pursuant to this SECTION 4(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to such Requesting Investor and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this SECTION 4, and each Selling Investor shall severally and not jointly pay its own Selling Expenses in connection with the registration and sale of the Registrable Securities by such Selling Investor.

          (b) PRIORITY IN UNDERWRITTEN PIGGYBACK REGISTRATIONS. Notwithstanding anything else contained herein to the contrary, if the managing underwriter advises the Company in writing that, in its opinion, the number of equity securities (including all Registrable Securities) which the Company, each Requesting Investor and any other persons intend to include in such registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the Company will include in such registration up to such maximum number of securities:

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                  (1)   FIRST, all the securities the Company proposes to sell
for its own account (the "COMPANY SECURITIES");

                  (2) SECOND, up to the full number of the Registrable Securities held by each Requesting Investor (other than Yager) that are requested to be included in such registration in excess of the number of Company Securities to be sold in such offering which, in the good faith view of such managing underwriter, can be so sold without so adversely affecting such offering as described above (the "OTHER SECURITIES"); PROVIDED that if such number is less than the full number of such Registrable Securities that are so requested to be included in such registration by the Requesting Investors (other than Yager), such number shall be allocated pro rata among the Requesting Investors (other than Yager) on the basis of the relative number of Registrable Securities each Requesting Investor (other than Yager) has requested to be included in such registration (with any number in excess of such Investor's request being reallocated among the Requesting Investors (other than Yager) in a like manner);

                  (3) THIRD, up to the full number of the Registrable Securities held by Yager that are requested to be included in such registration in excess of the number of Company Securities and Other Securities to be sold in such offering which, in the good faith view of such managing underwriter, can be so sold without so adversely affecting such offering as described above (the "ADDITIONAL SECURITIES"); PROVIDED that if such number is less than the full number of such equity securities that are so requested to be included in such registration by Yager, such number shall be allocated pro rata among such persons on the basis of the relative number of equity securities each person has requested to be included in such registration (with any number in excess of such person's request being reallocated among the other persons in a like manner); and

                  (4) FOURTH, up to the full number of equity securities held by each person other than the Requesting Investors (if any) that are requested to be included in such registration in excess of the number of Company Securities, Other Securities and Additional Securities to be sold in such offering which, in the good faith view of such managing underwriter, can be so sold without so adversely affecting such offering; PROVIDED that if such number is less than the full number of such equity securities that are so requested to be included in such registration by persons other than the Requesting Investors, such number shall be allocated pro rata among such persons on the basis of the relative number of equity securities each person has requested to be included in such registration (with any number in excess of such person's request being reallocated among the other persons in a like manner).

          5.      HOLDBACK AGREEMENTS.

          (a) RESTRICTIONS ON PUBLIC SALE BY THE INVESTORS. In connection with any underwritten registration of Registrable Securities pursuant to this Agreement, each Investor who participates in such underwritten registration will agree with the managing underwriter not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any public sale or distribution of any other equity security of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company, (in each case, other than as part of the underwritten public offering pursuant to this Agreement) during the ten (10) business day period

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prior to the effective date of the applicable registration statement, if such date is known, and during such period as the managing underwriter may request (not to exceed ninety (90) days) following the date of the final prospectus; provided that each officer, director and other selling shareholder under the proposed registration shall also agree to the restrictions contained in this
SECTION 5(a).

          (b) RESTRICTIONS ON PUBLIC SALE BY THE COMPANY AND OTHERS. In connection with any underwritten registration of Registrable Securities pursuant to this Agreement, the Company agrees (i) not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of the underwritten public offering pursuant to this Agreement or in connection with an employee stock option or other benefit plan) during the ten-day (10) period prior to the effective date of the applicable registration statement, if such date is known, and during such period as the managing underwriter may request (not to exceed ninety (90) days) following the date of the final prospectus and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period referred to in the foregoing clause
(i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).

          6. REGISTRATION PROCEDURES. If and whenever the Company is required to use its commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will:

          (a) use its commercially reasonable efforts to prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its commercially reasonable efforts to cause such registration statement to become and remain effective as promptly as practicable; provided that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to each Selling Investor copies of the form of preliminary prospectus proposed to be filed and furnish to such Selling Investor's counsel copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel at least five (5) business days prior to the filing thereof with the SEC;

          (b) use its commercially reasonable efforts to obtain (i) the prompt withdrawal of any stop order or (ii) the prompt lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case as promptly as reasonably practicable, and provide prompt notice to the Selling Investors of the withdrawal of any such orders and shall in any event within twenty (20) days of the cessation of the effectiveness (i) amend the registration statement in a manner reasonably expected to obtain the withdrawal of an order suspending the effectiveness thereof, or (ii) file an additional registration statement covering all the securities that as of the date of such filing are Registrable Securities, PROVIDED, HOWEVER that in connection

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with a Shelf Registration Statement, such requirement shall only be in effect until the second anniversary that the Shelf Registration Statement was declared effective;

          (c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (except with respect to the Shelf Registration Statement, which shall remain effective for the period set forth in SECTION 2(b) above), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (d) furnish without charge to each Selling Investor and each underwriter, if any, of Registrable Securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Selling Investor or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Selling Investor, and the Company consents to the use of the prospectus or any amendment or supplement thereto by the Selling Investors in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

          (e) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as each Selling Investor or underwriter, if any, reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Investor and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Investor; PROVIDED that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this PARAGRAPH (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (f) use its commercially reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable each Selling Investor to consummate the disposition of such Registrable Securities;

          (g) as promptly as reasonably practicable, advise each Selling Investor (i) when a registration statement relating to the Registrable Securities and any amendment thereto has been filed with the SEC and when the registration statement relating to the Registrable Securities or any post-effective amendment thereto has become effective; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement relating to the Registrable Securities or the initiation or threatening of any proceedings for that purpose; (iii) the happening of (but not the nature of or details concerning) any request, following the effectiveness of the registration statement relating to the Registrable Securities under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any registration statement relating to the Registrable Securities or related prospectus or for additional information relating to the registration statement relating to the Registrable Securities; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) of the happening of (but not the nature of or details concerning) any event that requires the making of any changes in the registration statement relating to the Registrable Securities or the prospectus so that, as of such date, the statements therein are not misleading and the registration statement relating to the Registrable Securities or the prospectus, as the case may be, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading;

          (h)     upon the occurrence of any event described in
SECTION 6(g)(iii) and 6(g)(v) hereof, as soon as reasonably practicable prepare and file with the SEC a post-effective amendment to such registration statement relating to the Registrable Securities or a supplement to the related prospectus or any document which is incorporated or deemed to be incorporated by reference in the registration statement relating to the Registrable Securities or prospectus, as the case may be, so that, as thereafter delivered to purchasers of the applicable Registrable Securities included therein, the registration statement relating to the Registrable Securities and the prospectus, in each case as then amended or supplemented, will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of a prospectus in light of the circumstances under which they were made) not misleading and in the case of a post-effective amendment to the registration statement relating to the Registrable Securities, use its commercially reasonable efforts to cause it to be declared effective as promptly as is reasonable practicable;

          (i) if requested by the managing underwriter or underwriters or any Selling Investor, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the Selling Investors agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or commercially reasonable efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

          (j) cooperate with each Selling Investor and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters or each Investor, as the case may be, may request at least three (3) business days prior to any sale of the Registrable Securities;

          (k) use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities market or automated quotation system on which similar securities issued by the Company are then listed or quoted, and enter into such customary agreements including a listing application and indemnification agreement in customary form, PROVIDED that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

          (l) cooperate and assist in any filings required to be made with each securities market or automated quotation system on which similar securities then listed or quoted;

          (m) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as each Selling Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification and making appropriate members of senior management of the Company available for customary participation in "road show" presentations to potential investors;

          (n) make available for inspection by each Selling Investor, the Participating Investors' Counsel, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, broker-dealer, accountant or other agent retained by such Selling Investor or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement;

          (o) use its commercially reasonable efforts to obtain (i) an opinion or opinions of counsel to the Company and (ii) a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by opinions and "cold comfort" letters as the Selling Investors reasonably request;

          (p) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, beginning with the first fiscal quarter after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto; and

          (q) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement), provide copies of such document to counsel to the Selling Investors and to the managing underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for any Selling Investor may reasonably request.

          Each Selling Investor shall severally and not jointly (i) furnish to the Company such information regarding the securities held by such Selling Investor and the intended method of disposition thereof as the Company shall reasonably request in connection with such registration and (ii) pay its own Selling Expenses in connection with the registration and sale of the Registrable Securities by such Selling Investor.

          Each Selling Investor severally and not jointly agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in SECTION 6(g) (iii) AND (v) hereof, such Selling Investor will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Investor receives the copies of the prospectus supplement or amendment contemplated by SECTION 6(h) hereof, and, if so directed by the Company, such Selling Investor will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Selling Investor's possession, of the prospectus covering such Registrable Securities.

          7.      INDEMNIFICATION.

          (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act pursuant to SECTION 2, SECTION 3 or SECTION 4 hereof, the Company will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, each Selling Investor, its directors and officers, employees, general partners, limited partners, advisory directors and managing directors (and directors, officers, partners, advisory directors and managing directors thereof), each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls, is controlled by or is under common control with such Selling Investor or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's consent) to which such Selling Investor, any such director, officer, employee, general partner, limited partner, advisory director or managing director or any such underwriter or controlling person may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained, in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation by the Company of any federal or state rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse such Selling Investor and each such director, officer, employee, general partner, limited partner, advisory director, managing director or each such underwriter and controlling person for any legal or any other expenses reasonably incurred by them as such expenses are incurred in connection with investigating or defending such loss, claim, liability, action or proceeding; PROVIDED that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Selling Investor or any such director, officer, employee, general or limited partner, managing director or underwriter specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Investor or any such director, officer, employee, general partner, limited partner, advisory director, managing director, underwriter or controlling person and shall survive the transfer of such securities by such Selling Investor.

          (b) INDEMNIFICATION BY THE SELLING INVESTORS AND UNDERWRITERS. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with SECTION 2, SECTION 3 or
SECTION 4 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from each Selling Investor or any underwriter, to severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in PARAGRAPH (a) of this SECTION 7) the Company and its directors, officers, employees, controlling persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives through an instrument duly executed by or on behalf of such Selling Investor or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such Selling Investor, underwriters or any of their respective directors, officers, employees, general or limited partners, managing directors or controlling persons and shall survive the transfer of such securities by such Selling Investor; PROVIDED, HOWEVER, that such Selling Investor shall not be liable under this SECTION 7 for any amounts exceeding the net proceeds actually received by such Selling Investor from the sale of such Registrable Securities.

          (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this SECTION 7, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; PROVIDED that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this SECTION 7, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement of any pending or threatened proceeding which does not include as an unconditional term thereof the giving by the claimant or plaintiff to all indemnified parties of a release from all liability in respect to such claim or litigation. Notwithstanding anything to the contrary contained herein, an indemnifying party will not be obligated to pay the fees and expenses of more than one counsel (together with appropriate local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels (together with the fees of appropriate local counsel).

          (d)     CONTRIBUTION. If the indemnification provided for in this
SECTION 7 is unavailable to an indemnified party under SECTION 7(a) or SECTION 7(b) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, and the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
SECTION 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          The Company and each Selling Investor agree that it would not be just and equitable if contribution pursuant to this SECTION 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this SECTION 7(d), no Selling Investor shall be required to contribute any amount in excess of the amount by which the net proceeds actually received by such Selling Investor from the sale of such Registrable Securities exceeds the amount of any damages which such Selling Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          8.      MISCELLANEOUS.

          (a) REMEDIES. The Company and each Investor acknowledge and agree that in the event of any breach of this Agreement by any of them, such Investor and the Company would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

          (b) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understanding among the parties hereto with respect to the subject matter hereof.

          (c) NOTICES. All notices, demands, requests, consents, approvals or other communications (each of the foregoing, a "NOTICE") required or permitted to be given hereunder or pursuant hereto or that are given with respect to this Agreement to any party hereto shall be in writing and shall be
(i) personally delivered, (ii) sent by both registered or certified mail, postage prepaid and return receipt requested, and regular first class mail,
(iii) sent both by facsimile transmission with receipt of transmission confirmed electronically or by telephone and by regular first class mail or (iv) sent by reputable overnight courier service with charges prepaid and delivery confirmed, to the intended recipient at its respective address as set forth below; PROVIDED, that, if a party sending any Notice has received written notice in accordance with this SECTION 8(c) of a more recent address for any intended recipient referred to below, any Notice to such intended recipient shall be delivered or sent to it at the most recent address of which such party has received such a notice:

                  (i) if to the Company:

                        iPCS, Inc.
                        1901 North Roselle Road
                        Schaumburg, Illinois 60195
                        Phone: (847) 885-7041
                        Fax: (847) 885-7125
                        Attention: Timothy M. Yager
               with a copy to:

                        Mayer, Brown, Rowe & Maw LLP
                        190 South LaSalle Street
                        Chicago, IL 60603
                        Phone: (312) 782-0600
                        Fax: (312) 701-7711
                        Attention: Paul W. Theiss, Esq.
                                   Robert J. Wild, Esq.

                  (ii) if to any of the Investors, to the address listed below such Investor's name on the signature pages or the joinders hereto.

     Any Notice delivered or sent as provided above shall be deemed given when so delivered or sent and shall be deemed received (i) when personally delivered,
(ii) three (3) business days after being mailed as above provided, (iii) when sent by facsimile transmission as above provided, or (iv) one (1) business day after being sent by courier as above provided; PROVIDED, however, that any Notice specifying a new address to which any Notice shall be sent shall be deemed received only when actually received.

          (d) APPLICABLE LAW. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws.

          (e) SEVERABILITY. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          (f) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, which in the case of a proposed assignment by the Company, shall require the prior written consent of the Investors holding a majority of the Registrable Securities outstanding at the time such consent is required. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. The parties agree that the registration rights granted to the Investors under this Agreement may be transferred or assigned by the Investors only to a transferee or assignee of Registrable Securities, and provided that the Company is given prompt written notice of such transfer or assignment (which notice shall state the name and address of the transferee or assignee, identify the Registrable Securities with respect to which such registration rights are being transferred or assigned, and state whether the Investor has transferred its right to request a Demand Registration (if such a right is then available to the Investor) to the transferee or assignee) and the transferee or assignee of such rights agrees to be bound by the terms of this Agreement by executing and delivering to the Company a joinder in the form of EXHIBIT A attached hereto no later than ten (10) days after such transfer or assignment.

          (g) AMENDMENTS, WAIVERS. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the Company and Investors holding a majority of the Registrable Securities affected by such amendment, modification, supplement or waiver of or consents to departures from the provisions hereof, provided, however, that (i) no amendment, modification, supplement, waiver or consent to any departure from the provisions of SECTION 6 hereof shall be effective as against any Investor unless consented to in writing by such Investor and (ii) no amendment, modification, supplement, waiver or consent which has a disproportionate adverse affect on any right or obligation of an Initial Investor under this Agreement shall be effective against such Initial Investor unless consented to in writing by such Initial Investor. Each Investor shall be bound by any consent authorized by this SECTION 8(g). No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

          (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

          (i) LIMITED LIABILITY. Notwithstanding any other provision of this Agreement, neither the general partners, limited partners or managing directors, or any directors or officers of any general or limited partner, advisory director, nor any future general partners, limited partners, advisory director, or managing directors, if any, of any Investor shall have any personal liability for performance of any obligation of such Investor under this Agreement in excess of the respective capital contributions of such general partners, limited partners or managing directors to such Investor.

          (j) RULE 144. Whether or not the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act so as to enable each Investor (subject to the limitations set forth in this Agreement) to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Investor, the Company will deliver to such Investor a written statement as to whether it has complied with such requirements.

          (k) HEADINGS. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

                              IPCS, INC.


                              By: /s/ Timothy M. Yager
                                  --------------------
                                  Name: Timothy M. Yager
                                  Title: President, Chief Executive Officer and Secretary


                              [SIGNATURES CONTINUED ON NEXT PAGE]

                                  AIG ANNUITY INSURANCE COMPANY


                                  AIG LIFE INSURANCE COMPANY


                                  AIG RETIREMENT SERVICES, INC.
                                  (formerly AIG SunAmerica, Inc.)


                                  SUNAMERICA LIFE INSURANCE
                                  COMPANY


                                  THE VARIABLE ANNUITY LIFE
`                                 INSURANCE COMPANY


                                  By: AIG Global Investment Corp. as Investment Adviser


                                      By: /s/ Ryan Langdon
                                          ----------------
                                      Name:  Ryan Langdon
                                      Title:   Vice President
                                      Address:
                                      c/o AIG Global Investment Corp.
                                      2929 Allen Parkway, Suite A37-01
                                      Houston, Texas 77019
                                      Facsimile Number (713) 831-1052


                                  [SIGNATURES CONTINUED ON NEXT PAGE]

                                  VALIC COMPANY II STRATEGIC BOND
                                  FUND


                                  SUNAMERICA INCOME FUNDS -
                                  SUNAMERICA HIGH YIELD BOND FUND


                                  SUNAMERICA SERIES TRUST - HIGH
                                  YIELD BOND PORTFOLIO (POLARIS)


                                  SUNAMERICA INCOME FUNDS -
                                  SUNAMERICA STRATEGIC BOND FUND


                                  VALIC COMPANY II HIGH YIELD BOND FUND


                                  By: AIG Global Investment Corp. as Investment Sub-Adviser


                                      By: /s/ Ryan Langdon
                                          ----------------
                                      Name:  Ryan Langdon
                                      Title:   Vice President
                                      Address:
                                      c/o AIG Global Investment Corp.
                                      2929 Allen Parkway, Suite A37-01
                                      Houston, Texas 77019
                                      Facsimile Number (713) 831-1052


                                  [SIGNATURES CONTINUED ON NEXT PAGE]

                                  SPCP GROUP, LLC

                                  By: Silver Point Capital, L.P.
                                      its managing member

                                  By: Silver Point Capital Management, LLC
                                      its general partner

                                  By: /s/ Edward A. Mule
                                      ------------------
                                      Name: Edward A. Mule
                                      Title:  Managing Member


                                  SILVER POINT CAPITAL FUND, L.P.

                                  By: Silver Point Capital General Partner, LLC
                                      its general partner

                                  By: /s/ Edward A. Mule
                                      ------------------
                                      Name: Edward A. Mule
                                      Title:  Managing Member


                                  SILVER POINT CAPITAL OFFSHORE FUND,
                                  LTD.

                                  By: /s/ Edward A. Mule
                                      ------------------
                                      Name: Edward A. Mule
                                      Title:  Director


                                  Address for all Silver Point entities:
                                  c/o Silver Point Capital
                                  600 Steamboat Road
                                  Greenwich, CT 06830
                                  Facsimile Number: (203) 618-2669


                                  [SIGNATURES CONTINUED ON NEXT PAGE]

                                  TIMOTHY M. YAGER 2001 TRUST, DATED
                                  SEPTEMBER 24, 2001


                                  By: /s/ Timothy M. Yager
                                      --------------------
                                  Name: Timothy M. Yager
                                  Its:  Trustee

                                    EXHIBIT A

                                JOINDER AGREEMENT

     Reference is made to the Registration Rights Agreement, dated as of July 20, 2004 (the "Registration Rights Agreement"), by and among iPCS, Inc. and the Investors, a copy of which is attached hereto as EXHIBIT 1. Capitalized terms which are not otherwise defined herein are used with the meanings ascribed to such terms in the Registration Rights Agreement.

     Effective upon execution hereof, the undersigned hereby joins the Registration Rights Agreement as an Investor, with all rights, duties and obligations of an Investor arising pursuant to the Registration Rights Agreement, and is hereby made a party to the Registration Rights Agreement as an Investor.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the ___ day of __________, 200__.


                                          ---------------------------
                                          By:
                                             ------------------------
                                          Name:
                                               ----------------------
                                          Its:
                                               ----------------------

                                           Address for Notice:

                                          ---------------------------
                                          ---------------------------
                                          ---------------------------